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                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

GENERAL MOTORS CORPORATION:

  We consent to the use in this Amendment No. 2 to Registration Statement No. 33-58235 of General Motors Corporation on Form S-3 of our report dated January 30, 1995 appearing in Appendix B of the Prospectus, which is part of such Registration Statement, and to the incorporation by reference herein of our reports dated January 30, 1995 appearing in the Annual Report of General Motors Corporation on Form 10-K for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus.

/s/  Deloitte & Touche LLP

Detroit, Michigan

April 24, 1995